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                                                                   EXHIBIT 10.3

                                PROMISSORY NOTE

$300,000.00                     Houston, Texas                    April 7, 1997

    FOR VALUE RECEIVED, the undersigned, Watermarc Food Management Co., a Texas corporation ("Maker") hereby promises to pay to the order of United Central Bank ("Payee"), at its offices at 8585 South Gessner, Houston, Texas 77074-9826, as provided herein, in lawful money of the United States of America, the principal sum of Three Hundred Thousand and No/100 Dollars $300,000.00, or so much thereof as shall be advanced and outstanding hereunder, together with interest on the outstanding principal balance hereof, at a varying rate per annum which shall from day to day prior to maturity be equal to the lessor of (a) the maximum rate permitted by applicable law as the same exists from day to day during the term hereof ("Maximum Rate"), including, as to Article 5069-1.04. Vernon's Texas Civil Statutes (and as the same may be incorporated by reference in other Texas statutes), but otherwise without limitation, that rate based upon the "indicated rate ceiling", calculated on a 365 day or 366 day year, as applicable or (b) the sum of the Base Rate (hereinafter defined) in effect from day to day, based on a 360 day year and the actual number of days elapsed, unless such calculation would result in a usurious rate, in which case interest shall be calculated on a per annum basis of a year of 365 or 366 days, as the case may be, each such change in the rate of interest, charged hereunder to become effective, without notice to Maker, on the effective date of each change in the Base Rate; provided however, if any time the rate of interest specified in clause (b) preceding shall exceed the Maximum Rate, thereby causing the interest rate hereon to be limited to the Maximum Rate, then any subsequent reduction in the Base Rate will not reduce the rate of interest hereon below the Maximum Rate until the total amount of interest accrued hereon equals the amount of interest which would have accrued hereon if the rate specified in clause (b) preceding had at all times been in effect.

    The Note is payable as follows:

    Payments of principal and accrued interest, in the amount of $5,004.02 each, shall be due and payable in consecutive monthly installments beginning one month from the date hereof and continuing regularly monthly thereafter until the date which is eighty four (84) months from the date hereof, at which time the entire balance of this Note, being principal and accrued interest shall be due and payable in full. Interest will be calculated on the unpaid principal to the date of each installment paid. Payments will be credited first to the accrued interest and then to the reduction of principal.

    Payee has the right to raise or lower the monthly payment so as to maintain the principal balance within the stated maturity.

    All past due principal and interest shall bear interest at the Maximum Rate. As used herein, the term "Base Rate" means at the time of determination thereof the prime commercial lending rate per annum as quoted by United Central Bank at its principal office in Houston, Texas as in effect from time to time, with the understanding that the Base Rate may be one of several base rates and serves as a basis upon which effective rates are from time to time calculated for loans by making reference thereto and may not be the lowest of the base rates of United Central Bank.

    In the event that any payment, installment or amount due hereunder continues unpaid for more than ten (10) days following the date such payment is due, including Saturdays, Sundays and holidays, Maker agrees to pay Holder a late charge in the amount of five percent (5%) of such past due payment, installment or amount due; however, nothing in this paragraph shall be construed to allow Holder to charge or collect interest in excess of the Maximum Rate. Such late charge shall be due and payable upon demand, however, only one late charge shall be paid for each late payment, installment or amount due.

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    In the event that more than twenty (20%) percent of the outstanding principal balance of this Note is prepaid, either voluntarily or through an acceleration of the maturity date of the Note due to an event of default hereunder or under the Deed of Trust, or any other document or instrument securing this Note at any time prior to the first anniversary hereof. Maker shall pay to Payee a prepayment penalty equal to three percent (3.00%) of the amount of the prepayment; or should such prepayment be made following the first anniversary hereof, but prior to the second anniversary hereof, Maker shall pay to Payee a prepayment penalty equal to two percent (2.00%) of the amount of the prepayment or should such prepayment be made following the second anniversary hereof, but prior to the third anniversary hereof, Maker shall pay to Payee a prepayment penalty equal to one percent (1.00%) of the amount of the prepayment.

    Notwithstanding anything to the contrary contained herein, no provisions of this Note shall require the payment or permit the collection of interest in excess of the Maximum Rate. If any excess of interest in such respect is herein provided for, or shall be adjudicated to be so provided, in this Note or otherwise in connection with this loan transaction, the provisions of this paragraph shall govern and prevail, and neither Maker nor the sureties, guarantors, successors or assigns of Maker shall be obligated to pay the excess amount of such interest, or any other excess sum paid for the use, forbearance or detention of sums loaned pursuant hereto. If for any reason interest in excess of the Maximum Rate shall be deemed charged, required or permitted by any court of competent jurisdiction, any such excess shall be applied as a payment and reduction of the principal of indebtedness evidenced by this Note; and, if the principal amount hereof has been paid in full, any remaining excess shall forthwith be paid to Maker.

    If default be made in the payment of principal or interest under this Note, or upon the occurrence of any other Event of Default, as such term is defined in the Deed of Trust (as hereinafter defined), the holder hereof may, at its option, declare the entire unpaid principal of and accrued interest on this
Note immediately due and payable without additional notice, demand or presentment, all of which are hereby waived, and upon such declaration, the same shall become and shall be immediately due and payable, and the holder hereof shall have the right to foreclose or otherwise enforce all liens or security interests securing payment hereof, or any part hereof, and offset against this Note any sum or sums owed by the holder hereof to Maker. Failure of the holder hereof to exercise this option shall not constitute a waiver of the right to exercise the same upon the occurrence of a subsequent Event of Default.

    If the holder hereof expends any effort in any attempt to enforce payment of all or any part or installment of any sum due the holder hereunder, or if this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings, Maker agrees to pay all reasonable collection costs and fees incurred by the holder, including reasonable attorney's fees.

    THIS NOTE IS PERFORMABLE IN HOUSTON, HARRIS COUNTY, TEXAS, AND MAKER AND EACH SURETY, GUARANTOR, ENDORSER AND OTHER PARTY EVER LIABLE FOR PAYMENT OF ANY SUMS OF MONEY PAYABLE ON THIS NOTE, JOINTLY AND SEVERALLY WAIVE THE RIGHT TO BE SUED HEREON ELSEWHERE. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. MAKER AND EACH SUCH OTHER PARTY HEREBY IRREVOCABLY
(I) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS, AND (II) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN SUCH COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF PAYEE TO BRING ANY ACTION OR PROCEEDING AGAINST MAKER OR ANY OTHER PARTY LIABLE HEREUNDER OR WITH RESPECT TO ANY COLLATERAL IN ANY STATE OR FEDERAL COURT IN ANY OTHER JURISDICTION. ANY ACTION OR PROCEEDING BY MAKER OR ANY OTHER PARTY LIABLE HEREUNDER AGAINST PAYEE SHALL BE BROUGHT ONLY IN A COURT LOCATED IN HARRIS COUNTY, TEXAS.

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    Maker and surety, guarantor, endorser and other party ever liable for payment of any sums of money payable on this Note jointly and severally waive presentment and demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration or intent to accelerate, notice of intent to demand, diligence in collecting, and grace, and consent aid all extensions notice for and period or periods of time and partial payments, before or after maturity, without prejudice to the holder. The holder shall similarly have the right to deal in any way, any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to release part or all of the collateral securing this Note, or grant any other indulgence or forbearance whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

    This Note is entitled to the benefit of, among other documents, a valid and perfected first lien security interest in and to certain real property described in the Deed of Trust securing same being executed by GMB Consulting, Inc., a Texas corporation for the benefit of Payee; Security Agreement executed by The Original Pasta Co., a Texas corporation; UCC-1 Financing Statement(s); Guaranty Agreement(s) executed by The Original Pasta Co., a Texas corporation, Ghulam Bombaywala and Shaheen S. Bombaywala, each of the foregoing being executed of even date herewith.

    THIS NOTE AND THE OTHER LOAN DOCUMENTS EXECUTED CONTEMPORANEOUSLY WITH THIS NOTE REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

          THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                 MAKER:
                                 WATERMARC FOOD MANAGEMENT CO.,
                                 A TEXAS CORPORATION


                                 By: /s/ THOMAS J. BUCKLEY
                                    -------------------------------------------
                                     Thomas J. Buckley, Chief Financial Officer
                                     and Secretary





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